As filed with the Securities and Exchange Commission on October 22, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2002

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)
408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Item 5.    OTHER EVENTS.

On October 21, 2002, DSP Group, Inc. (the “Company”), Ceva, Inc., currently a wholly-owned subsidiary of the Company and to whom the Company will transfer its DSP cores licensing business (“Ceva”) and Parthus Technologies plc (“Parthus”) issued a joint press release announcing, among other things, that the High Court of Ireland approved the scheme of arrangement relating to the combination of Parthus with Ceva (the “Combination”). Further, the parties announced that they are currently finalizing approvals from the Securities and Exchange Commission and the United Kingdom Listing Authority, and expect the Combination will close and the trading on Nasdaq and the London Stock Exchange of the common stock of ParthusCeva, Inc., the combined entity after the Combination, will begin following receipt of these final approvals. The joint press release is attached and filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

c.    Exhibits

Exhibit No.	Description

99.1	Joint Press Release of DSP Group, Inc., Ceva, Inc. and Parthus Technologies plc, dated October 21, 2002, regarding the approval of the High Court of Ireland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: October 22, 2002	By:	/s/ MOSHE ZELNIK
Moshe Zelnik Vice President, Finance, Chief Financial Officer and Secretary

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